EXHIBIT 21.1 SUBSIDIARIES OF THE COMPANY

                           SUBSIDIARIES OF THE COMPANY

                                                    Percentage of Voting
Name             Jurisdiction of Incorporation      Securities Owned
----             -----------------------------      --------------------

Northgold        Russia                             100 (a)

(a)      Included in the consolidated financial statements filed herein.